UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007

GREENHUNTER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33893 (Commission File Number)	20-4864036 (IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS (Address of principal executive offices)	76051 (Zip Code)
Registrant’s telephone number, including area code: (972) 410-1044

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 20, 2007 GreenHunter BioFuels, Inc. (“GreenHunter BioFuels”), a wholly owned subsidiary of GreenHunter Energy, Inc. (“GreenHunter Energy”), entered into the Credit Agreement dated as of December 20, 2007 (the “Credit Agreement”) among GreenHunter BioFuels, WestLB AG New York Branch (“WestLB”) as the Administrative Agent, WestLB as the LC Issuing Bank and the Lenders party to the Credit Agreement from time to time.
     The Credit Agreement provides for a $38,500,000 Term Loan Facility and a $5,000,000 Working Capital Facility in connection with GreenHunter BioFuels’ development, construction and operation of a 105 million gallon per year nameplate biofuel refinery, together with glycerin and methanol, and terminal assets of approximately 350,000 barrels, in Houston, Texas (the “Project”). The Credit Agreement provides for the loans to bear interest, at GreenHunter BioFuels’ option, at either
(i)	the sum of (A) the Base Rate equal to the higher of (x) the Federal Funds Rate plus 0.5% or (y) the Prime Rate plus (B) 3%; or

(ii)	the sum of (A) the Adjusted LIBO Rate plus (B) 4%.
The Credit Agreement includes customary covenants and funding conditions and is secured by substantially all of GreenHunter BioFuels’ assets
     The Lenders may, in their sole discretion, increase the Term Loan Facility and the Working Capital Facility up to an aggregate commitment of $150,000,000 (including the existing $43,500,000 commitment) to include other biodiesel, methanol and glycerin production projects of GreenHunter Energy and its Subsidiaries provided that (i) GreenHunter Energy and such Subsidiaries provide all due diligence materials necessary to satisfy the Lenders and the Administrative Agent in their sole discretion as to the suitability of such additional projects for financing; (ii) the Lenders, the Administrative Agent and GreenHunter Energy (and its applicable Subsidiaries, including GreenHunter BioFuels) agree to all necessary amendments to the Credit Agreement to reflect the extension of the Term Loan Facility and the Working Capital Facility to include such additional projects; and (iii) GreenHunter Energy and GreenHunter BioFuels are not in default in any material provision of the Credit Agreement and no Event of Default has occurred or is continuing.
     A copy of the Credit Agreement is attached hereto as Exhibit 10.1
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired.
     Not applicable.
(b)	Pro Forma Financial Information.
     Not applicable.
(c)	Shell Company Transactions.
     Not applicable.
(d)	Exhibits.

Exhibit
Number	Exhibit Title
10.1	Credit Agreement dated as of December 20, 2007 among GreenHunter BioFuels, Inc., WestLB AG New York Branch as the Administrative Agent, WestLB AG New York Branch as the LC Issuing Bank and the Lenders party to the Credit Agreement from time to time

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER ENERGY, INC.
By:	/s/ Morgan F. Johnston
Morgan F. Johnston
Senior Vice President, General Counsel and Secretary

Date: December 27, 2007

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1	Credit Agreement dated as of December 20, 2007 among GreenHunter BioFuels, Inc., WestLB AG New York Branch as the Administrative Agent, WestLB AG New York Branch as the LC Issuing Bank and the Lenders party to the Credit Agreement from time to time